EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earnings Per Share Increase 81%
to $0.58 Per Share in 4Q21 from 4Q20;
2021 Record Annual Earnings of $21.3 Million;
Quarterly Loan Growth of $83 Million Excluding PPP Loan Paydowns;
2022 Annual Dividend Increase of 13% to $0.26 Per Share

EAU CLAIRE, WI, January 31, 2022 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $6.1 million and earnings per diluted share of $0.58 for the quarter ended December 31, 2021, compared to $5.0 million and $0.47 per diluted share for the quarter ended September 30, 2021, and $3.6 million and $0.32 per diluted share for the quarter ended December 31, 2020, respectively. Net income as adjusted (non-GAAP)1 was $6.1 million and $0.58 per diluted share for the fourth quarter of 2021, compared to net income as adjusted of $5.0 million and $0.47 per diluted share for the preceding quarter, and $3.7 million and $0.33 per diluted share for the fourth quarter one year ago. For the fiscal year ended December 31, 2021, earnings increased 67% to a record $21.3 million, or $1.98 per diluted share compared to earnings of $12.7 million or $1.14 per diluted share, for the fiscal year ended December 31, 2020.

The Company’s fourth quarter 2021 operating results reflected the following changes from the third quarter of 2021: (1) increase in loan interest income due to loan growth and the resulting increase in the loan portfolio, partially offset by lower net accretion of SBA PPP fees and purchase accretion; (2) lower deposit costs; (3) an increase in net gains on the sale of investment securities; and (4) a slight increase in compensation expense of $0.3 million largely due to higher incentive compensation based on performance, including loan growth.

Book value per share was $16.27 at December 31, 2021, compared to $15.77 at September 30, 2021, and $14.52 at December 31, 2020. Tangible book value per share (non-GAAP)5 was $12.90 at December 31, 2021, compared to $12.37 at September 30, 2021, and $11.18 at December 31, 2020. Book value per share increased $1.75 over the past 12 months, a 12.1% increase from December 31, 2020. Tangible book value per share increased $1.72 over the past 12 months, a 15.4% increase from December 31, 2020. These increases were net of the Company’s payment of the annual shareholder dividend in the first quarter of 2021 of $0.23 per share.

“We experienced a second consecutive quarter of exceptional loan growth in a period that typically shows decelerating business demand. However, our key markets are very strong with unemployment below 2%, which drove commercial real estate, multi-family and commercial development lending opportunities and growth. Our Ag based rural communities are also very healthy. SBA PPP loan forgiveness exceeded 95% of originations at year end. The reduction in cash balances at the Fed boosted our net interest margin and continued stability in asset quality was achieved. Expenses were well managed with compensation increasing due to higher loan production and net income incentives. As the year ended, loan pipelines had softened and some payoff activity expected in Q4 slipped into 2022,” said Stephen Bianchi, Chairman, President and Chief Executive Officer.

December 31, 2021 Highlights: (as of or for the 3-month period ended December 31, 2021 compared to September 30, 2021 and December 31, 2020.)

•Quarterly earnings of $6.1 million, or $0.58 per diluted share for the fourth quarter ended December 31, 2021, were the highest quarterly earnings in the Company’s history and up modestly from the quarter ended September 30, 2021 earnings of $5.0 million or $0.47 per diluted share, and increased from the quarter ended December 31, 2020 earnings of $3.6 million or $0.32 per diluted share. Fiscal 2021 earnings were up 67% and exceeded fiscal 2020’s previous record earnings. Year-over-year earnings for the fiscal year ended December 31, 2021, were $21.3 million, or $1.98 per share compared to $12.7 million, or $1.14 per share for the fiscal year ended December 31, 2020.

•Total loans, exclusive of SBA PPP loans, increased $83.4 million, or 6.8% for the quarter ended December 31, 2021. Meanwhile, cash and investments declined $81.3 million during the quarter ended December 31, 2021. The Company sold $28.6 million of investments, most of which were 100% risk weighted for regulatory capital purposes, to help fund higher yielding loan growth and improve risk-based capital ratios. The reduction of $20.8 million in deposits this quarter was largely due to the withdrawal of temporary deposits by certain commercial depositors, who placed the net proceeds from sales of assets/businesses on deposit with the Bank the prior quarter, along with maturing certificates of deposit that were neither renewed nor converted to non-maturity deposits. Total assets decreased slightly in the quarter to $1.74 billion from $1.75 billion.

•Stockholders’ equity as a percent of total assets was 9.82% at December 31, 2021, compared to 9.46% at September 30, 2021. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)5 was 7.95% at December 31, 2021, compared to 7.58% at September 30, 2021. Record quarterly income and a modest decrease in assets drove the growth in the TCE ratio. Risk-based capital ratios remained flat, as risk-based capital generated from our net income and investment sales offset the impact of loan growth.

•As of December 31, 2021, approximately 373 thousand shares remain available for repurchase under the share repurchase authorization. “We continue to balance the positive effect on earnings per share accretion with the need for capital to support loan growth and the impact on the TCE ratio and regulatory capital ratios. Maintaining our risk-based capital ratio led to very modest stock buybacks in the quarter. The Company had a net reduction in shares outstanding of 554 thousand due to the buyback in 2021,” said James Broucek, Executive Vice President and CFO.

•No loan loss provision was realized during the quarters ended December 31, 2021 and September 30, 2021, due to lower CARES Act Section 4013 deferrals, low net charge-off or low net recoveries, decreases in criticized assets and improving economic conditions in our markets. Our two MSA unemployment rates were under 2% for November 2021, which ranks in the lowest 10% of all United States MSA and down from the 4% range seen in November 2020. This has led to improving trends for businesses most impacted by the pandemic and allowed the Company to reduce its general economic Q-Factor allocation in its allowance calculation. Further reductions in loans deferred under Section 4013 of the CARES Act and improvements in our markets’ business activities due to the timing and efficacy of vaccinations, and related impact on consumer behavior and business activities may allow further reductions in this economic Q-Factor.

•The Bank’s COVID-19 related modifications under Section 4013 of the CARES Act decreased to $6.6 million, or 0.5% of gross loans at December 31, 2021, versus $20.6 million, or 1.6% of gross loans at September 30, 2021. At December 31, 2021, hotel industry sector loans represent $6.0 million of the approved deferrals.

•The allowance for loan losses on originated loans, excluding SBA PPP loans, decreased to 1.43% at December 31, 2021, from 1.54% at September 30, 2021, due to loan growth and no provision for loan losses. Since SBA PPP loans are guaranteed by the SBA, they are excluded from this reserve calculation. The allowance for loan losses to total loans decreased to 1.29% at December 31, 2021, down from 1.35% at September 30, 2021, and 1.38% at December 31, 2020. Additionally, loans resulting from Bank acquisitions were effectively marked to market value at the time of their acquisition and were also excluded from this reserve calculation.

•Nonperforming assets increased $1.1 million to $13.2 million at December 31, 2021, compared to $12.1 million one quarter earlier. This increase was due to a transfer of a closed acquired bank branch to OREO, on which we have a purchase agreement from a non-financial institution supporting the carrying value of $1.4 million. The Bank was able to construct a new, smaller facility that supports the Bank’s needs on this site.

•Substandard loans decreased $4.3 million to $22.8 million at December 31, 2021, compared to $27.1 million at September 30, 2021. The decrease was largely due to the payoff of a $3.0 million accruing substandard TDR loan.

•On January 27, 2022, the Board of Directors approved a 13% increase in the annual cash dividend to $0.26 per share. The dividend will be payable on February 28, 2022 to the shareholders of record on February 14, 2022.

Balance Sheet and Asset Quality

Total assets decreased $13.8 million during the quarter to $1.74 billion at December 31, 2021, compared to $1.75 billion at September 30, 2021. The modest decline was due to lower deposit levels, which reduced excess liquidity.

Securities available for sale decreased $31.3 million during the quarter ended December 31, 2021 to $203.1 million, from $234.4 million at September 30, 2021. This decrease was primarily due to the sale of $28.6 million of securities, primarily consisting of lower yielding trust preferred securities issued by large bank holding companies, and senior debt of large bank holding companies along with the amortization on agency securities. The decrease was partially offset by $6.7 million in purchases of subordinated debt issued by banks.

Securities held to maturity increased $3.4 million to $71.1 million during the quarter ended December 31, 2021, from $67.7 million at September 30, 2021, primarily due to a net increase in agency mortgage-backed securities as purchases exceeded principal reductions.

Loans receivable increased by $62.3 million to $1.311 billion at December 31, 2021, from $1.249 billion as of September 30, 2021. The originated loan portfolio, before SBA PPP loans, increased $101.6 million in the quarter. The growth was largely in commercial real estate and multifamily loans, with agricultural and C&I loans also showing modest growth. Acquired loans decreased by $18.3 million and total SBA PPP loans decreased $22.5 million during the current quarter.

The allowance for loan losses was $16.9 million at December 31, 2021, representing 1.29% of total loans receivable compared to $16.8 million at September 30, 2021, representing 1.35% of total loans receivable. Approximately 15% of the loan portfolio, excluding SBA loans at December 31, 2021, consists of loans purchased through whole bank acquisitions resulting in these loans being recorded at fair market value at acquisition. The allowance for loan losses allocated to originated loans as a percent of originated loans excluding SBA PPP loans was 1.43% at December 31, 2021, compared to 1.54% at September 30, 2021, with the decrease due to growth in the originated loan portfolio. For the quarter ended December 31, 2021, the Bank had modest net recoveries of $81 thousand.

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	December 31, 2021	September 30, 2021	June 30, 2021	December 31, 2020
Originated loans, net of deferred fees and costs	$1,107,555	$1,006,159	$877,534	$835,769
SBA PPP loans, net of deferred fees	8,457	29,753	71,508	120,711
Acquired loans, net of unamortized discount	194,951	212,742	232,516	281,101
Loans, end of period	$1,310,963	$1,248,654	$1,181,558	$1,237,581
SBA PPP loans, net of deferred fees	(8,457)	(29,753)	(71,508)	(120,711)
Loans, net of SBA PPP loans and deferred fees	$1,302,506	$1,218,901	$1,110,050	$1,116,870
Allowance for loan losses allocated to originated loans	$15,830	$15,505	$15,059	$14,819
Allowance for loan losses allocated to other loans	1,083	1,327	1,786	2,224
Allowance for loan losses	$16,913	$16,832	$16,845	$17,043
ALL as a percentage of loans, end of period	1.29%	1.35%	1.43%	1.38%
ALL as a percentage of loans, net of SBA PPP loans and deferred fees	1.30%	1.38%	1.52%	1.53%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.43%	1.54%	1.72%	1.77%

Nonperforming assets increased to $13.2 million or 0.76% of total assets at December 31, 2021, compared to $12.1 million or 0.69% of total assets at September 30, 2021. This increase was due to the addition of $1.4 million in OREO related to the transfer of a closed acquired branch facility at its carrying value, which is supported by a current purchase agreement. The Bank was able to build and open a more appropriately sized branch on this site in the fourth quarter. Included in nonperforming assets at December 31, 2021, are $5.3 million of nonperforming loans acquired during recent whole-bank acquisitions and $1.4 million of OREO related to recent whole-bank acquisitions. Originated nonperforming assets were $6.5 million, or 0.37% of total assets for the most recent quarter. Over the past year, total criticized loans decreased 22% from $35.2 million at December 31, 2020, to $27.4 million at December 31, 2021. In the fourth quarter, a $3.0 million accruing substandard TDR loan was paid in full.

	(in thousands)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Special mention loan balances	$4,536	$2,548	$12,308	$13,659	$6,672
Substandard loan balances	22,817	27,137	25,890	26,064	28,541
Criticized loans, end of period	$27,353	$29,685	$38,198	$39,723	$35,213

Deposits decreased $20.8 million to $1.388 billion at December 31, 2021, from $1.408 billion at September 30, 2021. As previously mentioned, the reduction in deposits was largely due to commercial depositors, who temporarily placed the net proceeds from sales of assets/businesses on deposit with the Bank the previous quarter and withdrew the sale proceeds during the current quarter. Certificates of deposit decreased $22.5 million in the fourth quarter with some of those maturing deposits moving to interest-bearing non-maturity deposits. The decrease in certificates of deposit was due to the Company choosing not to match higher rate local retail certificate competition, with some of these matured certificates being transferred to interest-bearing non-maturity deposits.

Review of Operations

Net interest income was $14.4 million for the fourth quarter ended December 31, 2021, compared to $13.7 million for the third quarter ended September 30, 2021, and $13.4 million for the quarter ended December 31, 2020. Compared to the third quarter, net interest income benefited from increases in: (1) average loan balances, due to strong loan growth;

(2) $0.3 million of non-recurring loan interest income; and (3) lower deposit costs, partially offset by lower accretion on SBA PPP debt forgiveness of $0.6 million.

The net interest margin (“NIM”) increased to 3.50% in the fourth quarter ended December 31, 2021, compared to 3.34% for the third quarter ended September 30, 2021, and decreased from 3.51% for the quarter ended December 31, 2020. The increase in NIM from the third quarter is largely due to the growth in the higher yielding loan portfolio replacing lower yielding investment securities and lower yielding cash, approximately 8 basis points of one time loan interest income and lower deposit and borrowing costs. These positive influences on NIM were offset by lower net accretion of SBA PPP loans and purchase accretion.

In comparison to the quarter ended December 31, 2020, the current quarter NIM of 3.50% benefited from: (1) 30 basis points due to lower deposit costs; (2) 10 basis point improvement from replacing lower yielding cash; and (3) 4 basis points from increased SBA PPP net loan fee accretion. This increase was partially offset by decreases in NIM largely due to lower loan and investment yields due to reductions in market rates, and the increases in the balances of lower yielding investments.

The table below shows the impact of accretion related to purchased credit impaired loans and SBA PPP loans on interest income and NIM.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$14,384	3.50%	$13,688	3.34%	$12,831	3.22%	$12,764	3.31%	$13,372	3.51%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	$(2)	—%	$(8)	—%	$(37)	(0.01)%	$(58)	(0.02)%	$(324)	(0.08)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	$(200)	(0.05)%	$(12)	—%	$—	—%	$(90)	(0.02)%	$(872)	(0.23)%
Less scheduled accretion interest	$(264)	(0.06)%	$(261)	(0.06)%	$(265)	(0.07)%	$(266)	(0.07)%	$(252)	(0.07)%
Without loan purchase accretion	$13,918	3.39%	$13,407	3.28%	$12,529	3.14%	$12,350	3.20%	$11,924	3.13%
Less SBA PPP net loan fee accretion	$(1,251)	(0.30)%	$(1,878)	(0.46)%	$(1,309)	(0.33)%	$(1,750)	(0.45)%	$(985)	(0.26)%
Without SBA PPP purchase and net loan fee accretion	$12,667	3.09%	$11,529	2.82%	$11,220	2.81%	$10,600	2.75%	$10,939	2.87%

The table below lists the SBA PPP loans and net deferred loan fee accretion balances related to 2020 and 2021 SBA PPP loan originations:

	2020 Originations		2021 Originations		Total
	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income	Balance	Net Deferred Fee Income
SBA PPP loans, December 31, 2020	$123,702	$2,991	$—	$—	$123,702	$2,991
2021 SBA PPP loan originations	—	—	47,467	1,770	47,467	1,770
Less: 2021 SBA PPP loan forgiveness and fee accretion	(52,238)	(1,706)	—	(44)	(52,238)	(1,750)
SBA PPP loans, March 31, 2021	71,464	1,285	47,467	1,726	118,931	3,011
2021 SBA PPP loan originations	—	—	8,323	1,715	8,323	1,715
Less: 2021 SBA PPP loan forgiveness and fee accretion	(50,057)	(977)	(2,272)	(332)	(52,329)	(1,309)
SBA PPP loans, June 30, 2021	21,407	308	53,518	$3,109	74,925	3,417
2021 SBA PPP loan originations	—	—	64	9	64	9
Less: 2021 SBA PPP loan forgiveness and fee accretion	(18,286)	(279)	(25,402)	(1,599)	(43,688)	(1,878)
SBA PPP Loans, September 30, 2021	3,121	29	28,180	1,519	31,301	1,548
2021 SBA PPP loan originations	—	—	—	—	—	—
Less: 2021 SBA PPP loan forgiveness and fee accretion	(993)	(25)	(21,553)	(1,226)	(22,546)	(1,251)
SBA PPP Loans, December 31, 2021	$2,128	$4	$6,627	$293	$8,755	$297

The Bank continued to manage deposit interest rates, primarily as interest rates on new and renewed certificates of deposit were lower than the previous quarter. At December 31, 2021, the Bank had approximately $64 million of certificate of deposit accounts (“CD’s”) maturing in the first quarter of 2022 with a weighted average cost of approximately 1.50% and $73 million of CD’s maturing in the second quarter of 2022 with a weighted average cost of approximately 1.50%. For all of 2022, there is approximately $179 million of maturing certificate of deposit accounts with a weighted average cost of approximately 1.35%. The approximate weighted average cost of new certificates in the fourth quarter of 2021 was below 0.3%.

Loan loss provisions were zero for the quarters ended December 31, 2021 and September 30, 2021, and $2.5 million for the quarter ended December 31, 2020. No loan loss provision was realized during the quarters ended December 31, 2021, and September 30, 2021, due to lower CARES Act Section 4013 deferrals, low net charge-off or recovery activity, decreases in criticized assets and improving economic conditions in our markets from the last quarter of 2020. Continued improving economic conditions in our markets, as evidenced by unemployment rates below 2% in our two largest population centers, have resulted in improving overall economic trends for businesses. For the twelve-months ended December 31, 2021, provision for loan losses was zero compared to $7.75 million for the twelve months ended December 31, 2020. For the twelve months ended December 31, 2020, the qualitative factor impact on the provision for loan losses expense due to the impact of the pandemic was an increase of approximately $4.8 million, with the remaining provision split due to loan growth and changes in credit quality.

Non-interest income increased to $4.4 million in the quarter ended December 31, 2021, compared to $3.4 million in the quarter ended September 30, 2021, and decreased from $4.8 million in the quarter ended December 31, 2020. The increase in the fourth quarter compared to the third quarter was largely due to an increase in gain on sale of investment securities of $0.9 million and a $0.3 million increase in gain on sale of loans. The sale of securities helped fund loan growth and decreased 100% risk-weighted AFS investment securities. Relative to the comparable quarter one year earlier, non-interest income was lower as a result of the following factors: (1) lower gain on sale of loans; (2) lower loan servicing income; and (3) lower loan fees and service charges. These decreases were partially offset by higher gains on the sale of investment securities.

Total non-interest expense increased $0.2 million in the fourth quarter of 2021 to $10.5 million, compared to $10.3 million for the quarter ended September 30, 2021, and decreased from $10.8 million for the quarter ended December 31, 2020. The increase from the third quarter was largely due to: (1) an increase in compensation, as incentives increased based on performance, including strong loan origination; (2) an increase in advertising, marketing and public relations as the Bank provided contributions to support community projects; and (3) higher mortgage servicing rights expensed due to lower reversals of previously recorded MSR impairment in the fourth quarter of $0.15 million compared to $0.38 million in the third quarter. The increases were partially offset by lower data processing expenses due to one-time credits recognized in the fourth quarter. The decrease in non-interest expense from the fourth quarter of 2020 was due to the reversal of MSR impairment in the fourth quarter of 2021 and a modest MSR impairment recorded in the fourth quarter of 2020. This was partially offset by $0.6 million of higher compensation in the current quarter due to higher incentives discussed above which more than offset the reduction in full time equivalent employees from a year ago.

Provisions for income taxes increased to $2.2 million in the fourth quarter of 2021 from the third quarter of 2021 at $1.8 million, due to higher pre-tax income as the effective tax rate for both current year quarters was 26.7%. The effective tax rate was 25.9% for the comparable prior year quarter.

These financial results are preliminary until the Form 10-K is filed in March 2022.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 8, 2021 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on average tangible common equity and return on average tangible common equity as adjusted, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill, and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	December 31, 2021 (unaudited)	September 30, 2021 (unaudited)	December 31, 2020 (audited)
Assets
Cash and cash equivalents	$47,691	$102,341	$119,440
Other interest-bearing deposits	1,511	1,512	3,752
Securities available for sale “AFS”	203,068	234,425	144,233
Securities held to maturity “HTM”	71,141	67,739	43,551
Equity investments	1,328	327	200
Other investments	15,305	14,965	14,948
Loans receivable	1,310,963	1,248,654	1,237,581
Allowance for loan losses	(16,913)	(16,832)	(17,043)
Loans receivable, net	1,294,050	1,231,822	1,220,538
Loans held for sale	6,670	1,675	3,075
Mortgage servicing rights, net	4,161	4,082	3,252
Office properties and equipment, net	21,169	21,730	21,165
Accrued interest receivable	3,916	4,882	5,652
Intangible assets	3,898	4,297	5,494
Goodwill	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,408	4	197
Bank owned life insurance (“BOLI”)	24,312	24,149	23,684
Other assets	8,502	8,029	8,416
TOTAL ASSETS	$1,739,628	$1,753,477	$1,649,095
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,387,535	$1,408,315	$1,295,256
Federal Home Loan Bank (“FHLB”) advances	111,527	111,512	123,498
Other borrowings	58,426	58,400	58,328
Other liabilities	11,274	9,324	11,449
Total liabilities	1,568,762	1,587,551	1,488,531
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,502,442; 10,518,885 and 11,056,349 shares issued and outstanding, respectively	105	105	111
Additional paid-in capital	119,925	119,929	126,154
Retained earnings	50,675	44,660	32,809
Accumulated other comprehensive income	161	1,232	1,490
Total stockholders’ equity	170,866	165,926	160,564
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,739,628	$1,753,477	$1,649,095
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2021 (unaudited)	September 30, 2021 (unaudited)	December 31, 2020 (unaudited)	December 31, 2021 (unaudited)	December 31, 2020 (audited)
Interest and dividend income:
Interest and fees on loans	$15,158	$14,537	$15,463	$58,172	$59,763
Interest on investments	1,604	1,638	1,052	5,863	4,764
Total interest and dividend income	16,762	16,175	16,515	64,035	64,527
Interest expense:
Interest on deposits	1,261	1,354	1,958	5,850	10,000
Interest on FHLB and FRB borrowed funds	388	389	428	1,572	1,814
Interest on other borrowed funds	729	744	757	2,946	2,458
Total interest expense	2,378	2,487	3,143	10,368	14,272
Net interest income before provision for loan losses	14,384	13,688	13,372	53,667	50,255
Provision for loan losses	—	—	2,500	—	7,750
Net interest income after provision for loan losses	14,384	13,688	10,872	53,667	42,505
Non-interest income:
Service charges on deposit accounts	470	463	496	1,726	1,832
Interchange income	577	600	520	2,354	2,029
Loan servicing income	762	842	1,014	3,322	4,158
Gain on sale of loans	1,268	1,014	2,108	5,399	6,693
Loan fees and service charges	158	118	342	705	1,383
Insurance commission income	—	—	—	—	475
Net gains (losses) on investment securities	879	73	13	1,224	110
Net gain on sale of acquired business lines	—	—	—	—	432
Settlement proceeds	—	—	—	—	131
Other	293	338	277	1,094	1,205
Total non-interest income	4,407	3,448	4,770	15,824	18,448
Non-interest expense:
Compensation and related benefits	5,987	5,718	5,409	22,723	22,256
Occupancy	1,384	1,313	1,417	5,327	5,523
Data processing	1,186	1,582	1,384	5,560	5,193
Amortization of intangible assets	399	399	399	1,596	1,622
Mortgage servicing rights expense, net	163	37	720	191	3,050
Advertising, marketing and public relations	409	220	165	986	967
FDIC premium assessment	156	148	148	551	584
Professional services	350	328	420	1,542	1,757
Gains on repossessed assets, net	(50)	(3)	(64)	(199)	(259)
Other	541	578	828	2,255	2,980
Total non-interest expense	10,525	10,320	10,826	40,532	43,673
Income before provision for income taxes	8,266	6,816	4,816	28,959	17,280
Provision for income taxes	2,209	1,819	1,246	7,693	4,555
Net income attributable to common stockholders	$6,057	$4,997	$3,570	$21,266	$12,725
Per share information:
Basic earnings	$0.58	$0.47	$0.32	$1.98	$1.14
Diluted earnings	$0.58	$0.47	$0.32	$1.98	$1.14
Cash dividends paid	$—	$—	$—	$0.23	$0.21
Book value per share at end of period	$16.27	$15.77	$14.52	$16.27	$14.52
Tangible book value per share at end of period (non-GAAP)	$12.90	$12.37	$11.18	$12.90	$11.18
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP pretax income	$8,266	$6,816	$4,816	$28,959	$17,280
Branch closure costs (1)	—	—	165	—	165
Net gain on sale of acquired business lines (2)	—	—	—	—	(432)
Settlement proceeds (3)	—	—	—	—	(131)
FHLB borrowings prepayment fee (4)	—	—	—	102	—
Pretax income as adjusted (5)	8,266	6,816	4,981	29,061	16,882
Provision for income tax on net income as adjusted (6)	2,209	1,819	1,290	7,722	4,457
Net income as adjusted (non-GAAP) (5)	$6,057	$4,997	$3,691	$21,339	$12,425
GAAP diluted earnings per share, net of tax	$0.58	$0.47	$0.32	$1.98	$1.14
Branch closure costs, net of tax	—	—	0.01	—	0.01
Net gain on sale of acquired business lines	—	—	—	—	(0.03)
Settlement proceeds	—	—	—	—	(0.01)
FHLB borrowings prepayment fee	—	—	—	0.01	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.58	$0.47	$0.33	$1.99	$1.11

Average diluted shares outstanding	10,516,130	10,622,595	11,128,628	10,726,539	11,161,811

(1) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations.
(2) Net gain on sale of acquired business lines resulted from (1) the sale of Wells Insurance Agency and (2) the termination and sale of the wealth management business line sales contract acquired in a former acquisition.
(3) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage-Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(4) FHLB borrowings prepayment fee resulted from the early termination of $8 million in FHLB borrowings at a weighted average rate of 2.19% and weighted average maturity of 8.75 months included in other non-interest expense in the consolidated statement of operations.
(5) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(6) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition (in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	December 31, 2020
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$578,395	$508,540	$420,565	$351,113
Agricultural real estate	52,372	49,082	42,925	31,741
Multi-family real estate	174,050	150,094	113,790	112,731
Construction and land development	78,613	84,399	89,586	91,241
C&I/Agricultural operating:
Commercial and industrial	107,937	90,581	80,783	95,290
Agricultural operating	26,202	25,390	23,014	24,457
Residential mortgage:
Residential mortgage	63,855	68,986	72,965	86,283
Purchased HELOC loans	3,871	3,921	4,949	6,260
Consumer installment:
Originated indirect paper	15,971	17,689	20,377	25,851
Other consumer	8,473	9,414	10,296	12,056
Originated loans before SBA PPP loans	1,109,739	1,008,096	879,250	837,023
SBA PPP loans	8,755	31,301	74,925	123,702
Total originated loans	$1,118,494	$1,039,397	$954,175	$960,725
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$120,070	$129,784	$139,497	$156,562
Agricultural real estate	26,123	27,552	29,740	37,054
Multi-family real estate	4,299	5,928	7,401	9,421
Construction and land development	907	1,139	1,202	7,276
C&I/Agricultural operating:
Commercial and industrial	14,230	16,554	19,701	21,263
Agricultural operating	5,386	4,541	4,893	8,328
Residential mortgage:
Residential mortgage	27,135	30,795	33,781	45,103
Consumer installment:
Other consumer	401	516	648	1,157
Total acquired loans	$198,551	$216,809	$236,863	$286,164
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$698,465	$638,324	$560,062	$507,675
Agricultural real estate	78,495	76,634	72,665	68,795
Multi-family real estate	178,349	156,022	121,191	122,152
Construction and land development	79,520	85,538	90,788	98,517
C&I/Agricultural operating:
Commercial and industrial	122,167	107,135	100,484	116,553
Agricultural operating	31,588	29,931	27,907	32,785
Residential mortgage:
Residential mortgage	90,990	99,781	106,746	131,386
Purchased HELOC loans	3,871	3,921	4,949	6,260
Consumer installment:
Originated indirect paper	15,971	17,689	20,377	25,851
Other consumer	8,874	9,930	10,944	13,213
Gross loans before SBA PPP loans	1,308,290	1,224,905	1,116,113	1,123,187
SBA PPP loans	8,755	31,301	74,925	123,702
Gross loans	$1,317,045	$1,256,206	$1,191,038	$1,246,889
Unearned net deferred fees and costs and loans in process	(2,482)	(3,486)	(5,133)	(4,245)
Unamortized discount on acquired loans	(3,600)	(4,066)	(4,347)	(5,063)
Total loans receivable	$1,310,963	$1,248,654	$1,181,558	$1,237,581

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	December 31, 2021 and Three Months Ended	September 30, 2021 and Three Months Ended	June 30, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$6,448	$6,408	$2,420	$3,649
Accruing loans past due 90 days or more	63	295	88	415
Total originated nonperforming loans (“NPL”)	6,511	6,703	2,508	4,064
Other real estate owned (“OREO”)	—	—	—	63
Other collateral owned	2	2	16	41
Total originated nonperforming assets (“NPAs”)	$6,513	$6,705	$2,524	$4,168
Acquired nonperforming assets:
Nonaccrual loans	$5,217	$5,298	$5,655	$7,098
Accruing loans past due 90 days or more	97	130	454	171
Total acquired nonperforming loans (“NPL”)	5,314	5,428	6,109	7,269
Other real estate owned (“OREO”)	1,406	2	129	93
Other collateral owned	—	—	—	—
Total acquired nonperforming assets (“NPAs”)	$6,720	$5,430	$6,238	$7,362
Total nonperforming assets (“NPAs”)	$13,233	$12,135	$8,762	$11,530
Loans, end of period	$1,310,963	$1,248,654	$1,181,558	$1,237,581
Total assets, end of period	$1,739,628	$1,753,477	$1,714,472	$1,649,095
Ratios:
Originated NPLs to total loans	0.50%	0.54%	0.21%	0.33%
Acquired NPLs to total loans	0.41%	0.43%	0.52%	0.59%
Originated NPAs to total assets	0.37%	0.38%	0.15%	0.25%
Acquired NPAs to total assets	0.39%	0.31%	0.36%	0.45%

Nonperforming Total Assets
(in thousand, except ratios)

	December 31, 2021 and Three Months Ended	September 30, 2021 and Three Months Ended	June 30, 2021 and Three Months Ended	December 31, 2020 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$5,374	$5,427	$1,027	$827
Agricultural real estate	3,490	3,567	3,716	5,084
Commercial and industrial (“C&I”)	298	311	313	357
Agricultural operating	993	1,063	1,163	1,872
Residential mortgage	1,433	1,263	1,768	2,451
Consumer installment	77	75	88	156
Total nonaccrual loans	$11,665	$11,706	$8,075	$10,747
Accruing loans past due 90 days or more	160	425	542	586
Total nonperforming loans (“NPLs”)	11,825	12,131	8,617	11,333
Foreclosed and repossessed assets, net	1,408	4	145	197
Total nonperforming assets (“NPAs”)	$13,233	$12,135	$8,762	$11,530
Troubled Debt Restructurings (“TDRs”)	$12,523	$15,689	$16,597	$18,477
Nonaccrual TDRs	$4,539	$4,324	$4,861	$6,735
Loans, end of period	$1,310,963	$1,248,654	$1,181,558	$1,237,581
Total assets, end of period	$1,739,628	$1,753,477	$1,714,472	$1,649,095
Ratios:
NPLs to total loans	0.90%	0.97%	0.73%	0.92%
NPAs to total assets	0.76%	0.69%	0.51%	0.70%

Deposit Composition
(in thousands)

	December 31, 2021	September 30, 2021	June 30, 2021	December 31, 2020
Non-interest bearing demand deposits	$276,631	$280,611	$253,097	$238,348
Interest bearing demand deposits	396,231	381,315	375,005	301,764
Savings accounts	222,674	229,623	220,698	196,348
Money market accounts	288,985	291,242	263,390	245,549
Certificate accounts	203,014	225,524	259,036	313,247
Total deposits	$1,387,535	$1,408,315	$1,371,226	$1,295,256

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months ended December 31, 2021			Three months ended September 30, 2021			Three months ended December 31, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$45,758	$15	0.13%	$111,192	$50	0.18%	$79,225	$21	0.11%
Loans receivable	1,271,956	15,158	4.73%	1,192,636	14,537	4.84%	1,240,895	15,463	4.96%
Interest bearing deposits	1,512	8	2.10%	1,512	8	2.10%	3,752	23	2.44%
Investment securities (1)	296,444	1,404	1.88%	303,325	1,412	1.85%	176,802	824	1.85%
Other investments	15,081	177	4.66%	14,961	168	4.46%	15,015	184	4.88%
Total interest earning assets (1)	$1,630,751	$16,762	4.08%	$1,623,626	$16,175	3.95%	$1,515,689	$16,515	4.33%
Average interest bearing liabilities:
Savings accounts	$217,460	$92	0.17%	$216,304	$95	0.17%	$187,474	$87	0.18%
Demand deposits	384,477	259	0.27%	392,080	280	0.28%	285,001	200	0.28%
Money market accounts	288,683	207	0.28%	276,582	193	0.28%	243,631	206	0.34%
CD’s	183,137	607	1.31%	207,494	682	1.30%	284,728	1,304	1.82%
IRA’s	38,453	96	0.99%	39,525	104	1.04%	41,493	161	1.54%
Total deposits	$1,112,210	$1,261	0.45%	$1,131,985	$1,354	0.47%	$1,042,327	$1,958	0.75%
FHLB advances and other borrowings	170,475	1,117	2.60%	169,891	1,133	2.65%	182,463	1,185	2.58%
Total interest bearing liabilities	$1,282,685	$2,378	0.74%	$1,301,876	$2,487	0.76%	$1,224,790	$3,143	1.02%
Net interest income		$14,384			$13,688			$13,372
Interest rate spread			3.34%			3.19%			3.31%
Net interest margin (1)			3.50%			3.34%			3.51%
Average interest earning assets to average interest bearing liabilities			1.27			1.25			1.24

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended December 31, 2021, September 30, 2021 and December 31, 2020. The FTE adjustment to net interest income included in the rate calculations totaled $0, $1 and $0 thousand for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

	Twelve months ended December 31, 2021			Twelve months ended December 31, 2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$99,839	$122	0.12%	$52,016	$162	0.31%
Loans receivable	1,216,244	58,172	4.78%	1,234,732	59,763	4.84%
Interest bearing deposits	2,047	45	2.20%	3,914	96	2.45%
Investment securities (1)	271,715	5,009	1.84%	174,396	3,789	2.17%
Other investments	15,025	687	4.57%	15,081	717	4.75%
Total interest earning assets (1)	$1,604,870	$64,035	3.99%	$1,480,139	$64,527	4.36%
Average interest bearing liabilities:
Savings accounts	$212,867	$369	0.17%	$174,184	$435	0.25%
Demand deposits	367,103	1,047	0.29%	268,311	1,065	0.40%
Money market accounts	269,620	783	0.29%	244,632	1,446	0.59%
CD’s	224,708	3,200	1.42%	316,264	6,325	2.00%
IRA’s	39,699	451	1.14%	42,039	729	1.73%
Total deposits	$1,113,997	$5,850	0.53%	$1,045,430	$10,000	0.96%
FHLB advances and other borrowings	173,029	4,518	2.61%	186,724	4,272	2.29%
Total interest bearing liabilities	$1,287,026	$10,368	0.81%	$1,232,154	$14,272	1.16%
Net interest income		$53,667			$50,255
Interest rate spread			3.18%			3.20%
Net interest margin (1)			3.34%			3.40%
Average interest earning assets to average interest bearing liabilities			1.25			1.20
(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the twelve months ended December 31, 2021 and December 31, 2020, respectively. The FTE adjustment to net interest income included in the rate calculations totaled $3 and $1 thousand for the twelve months ended December 31, 2021 and December 31, 2020, respectively.

The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Ratios based on net income:
Return on average assets (annualized)	1.37%	1.13%	0.87%	1.23%	0.80%
Return on average equity (annualized)	14.29%	12.00%	8.93%	12.97%	8.29%
Return on average tangible common equity[5] (annualized)	18.13%	15.34%	11.67%	16.64%	11.04%
Efficiency ratio	56%	60%	60%	58%	64%
Net interest margin with loan purchase accretion	3.50%	3.34%	3.51%	3.34%	3.40%
Net interest margin without loan purchase accretion	3.39%	3.28%	3.13%	3.25%	3.15%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	1.37%	1.13%	0.90%	1.24%	0.78%
Return on average equity as adjusted[3] (annualized)	14.29%	12.00%	9.24%	13.01%	8.09%
Return on average tangible common equity as adjusted[5] (annualized)	18.13%	15.34%	12.06%	16.70%	10.78%
Efficiency ratio[4] as adjusted (non-GAAP)	56%	60%	59%	58%	64%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP earnings after income taxes	$6,057	$4,997	$3,570	$21,266	$12,725
Net income as adjusted after income taxes (non-GAAP) (1)	$6,057	$4,997	$3,691	$21,339	$12,425
Average assets	$1,751,609	$1,748,065	$1,634,459	$1,722,483	$1,594,053
Return on average assets (annualized)	1.37%	1.13%	0.87%	1.23%	0.80%
Return on average assets as adjusted (non-GAAP) (annualized)	1.37%	1.13%	0.90%	1.24%	0.78%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP earnings after income taxes	$6,057	$4,997	$3,570	$21,266	$12,725
Net income as adjusted after income taxes (non-GAAP) (1)	$6,057	$4,997	$3,691	$21,339	$12,425
Average equity	$168,165	$165,203	$158,968	$163,987	$153,497
Return on average equity (annualized)	14.29%	12.00%	8.93%	12.97%	8.29%
Return on average equity as adjusted (non-GAAP) (annualized)	14.29%	12.00%	9.24%	13.01%	8.09%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity and Reconciliation of Return on Average Tangible Common Equity, as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total stockholders’ equity	$170,866	$165,926	$160,564	$170,866	$160,564
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(3,898)	(4,297)	(5,494)	(3,898)	(5,494)
Tangible common equity (non-GAAP)	$135,470	$130,131	$123,572	$135,470	$123,572
Average tangible common equity (non-GAAP)	$132,569	$129,208	$121,752	$127,793	$115,313
GAAP earnings after income taxes	$6,057	$4,997	$3,570	$21,266	$12,725
Net income as adjusted after income taxes (non-GAAP) (1)	$6,057	$4,997	$3,691	$21,339	$12,425
Return on average tangible common equity (annualized)	18.13%	15.34%	11.67%	16.64%	11.04%
Return on average tangible common equity as adjusted (non-GAAP) (annualized)	18.13%	15.34%	12.06%	16.70%	10.78%

(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Non-interest expense (GAAP)	$10,525	$10,320	$10,826	$40,532	$43,673
Branch Closure Costs (1)	—	—	(165)	—	(165)
FHLB borrowings prepayment fee (1)	—	—	—	(102)	—
Non-interest expense as adjusted (non-GAAP)	10,525	10,320	10,661	40,430	43,508
Non-interest income	4,407	3,448	4,770	15,824	18,448
Net interest margin	14,384	13,688	13,372	53,667	50,255
Efficiency ratio denominator (GAAP)	$18,791	$17,136	$18,142	$69,491	$68,703
Net gain on acquired business lines (1)	—	—	—	—	(432)
Settlement proceeds (1)	—	—	—	—	(131)
Efficiency ratio denominator (non-GAAP)	$18,791	$17,136	$18,142	$69,491	$68,140
Efficiency ratio (GAAP)	56%	60%	60%	58%	64%
Efficiency ratio as adjusted (non-GAAP)	56%	60%	59%	58%	64%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	December 31, 2021	September 30, 2021	December 31, 2020
Total stockholders’ equity	$170,866	$165,926	$160,564
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(3,898)	(4,297)	(5,494)
Tangible common equity (non-GAAP)	$135,470	$130,131	$123,572
Ending common shares outstanding	10,502,442	10,518,885	11,056,349
Book value per share	$16.27	$15.77	$14.52
Tangible book value per share (non-GAAP)	$12.90	$12.37	$11.18

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	December 31, 2021	September 30, 2021	December 31, 2020
Total stockholders’ equity	$170,866	$165,926	$160,564
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(3,898)	(4,297)	(5,494)
Tangible common equity (non-GAAP)	$135,470	$130,131	$123,572
Total Assets	$1,739,628	$1,753,477	$1,649,095
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(3,898)	(4,297)	(5,494)
Tangible Assets (non-GAAP)	$1,704,232	$1,717,682	$1,612,103
Total stockholders’ equity to total assets ratio	9.82%	9.46%	9.74%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.95%	7.58%	7.67%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.
5Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on tangible common equity and return on tangible common equity as adjusted are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity and Reconciliation of Return on Average Tangible Common Equity as Adjusted (non-GAAP)”.